Exhibit 5.1

[Letterhead of Kane Kessler, P.C.]

July 27, 2021

Cadre Holdings, Inc.

13386 International Parkway

Jacksonville, FL 32218

Ladies and Gentlemen:

Cadre Holdings, Inc., a Delaware corporation (the “Company”), has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-1 (File No. 333-257849) as amended (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), of up to 8,214,286 shares (the “Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), which will be issued and sold by the Company pursuant to an underwriting agreement, substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and between the underwriters (“Underwriters”) and the Company (the “Underwriting Agreement”) (including up to 1,071,429 Shares that may be sold by the Company upon exercise of an option to purchase additional shares to be granted to the Underwriters). The term “Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Underwriting Agreement.

In our capacity as special counsel to the Company in connection with the matters referred to above, we have examined copies of the following: (i) the Company’s Amended and Restated Certificate of Incorporation, as amended to date, (ii) the Company’s Amended and Restated Bylaws, as amended to date; (iii) certain records of the Company’s corporate proceedings as reflected in its minute books; (iv) the Registration Statement, as amended, in the form it was filed with the Commission, as amended to the date hereof; and (v) the form of the prospectus included as a part of the Registration Statement delivered to the Underwriters in accordance with the Securities Act with respect to the shares of Common Stock issued pursuant to the Underwriting Agreement. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinions hereinafter set forth.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company. We have also relied on certificates of public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that in our opinion, the Shares to be issued and sold by the Company are duly authorized and when the Shares are issued and paid for in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.0001 per Share.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Shares. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

We are qualified to practice law in the State of New York and do not purport to be experts on any law other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal law of the United States. We are not admitted or qualified to practice in the State of Delaware; however, we are generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as we deem necessary to render the opinions contemplated herein. We express no opinion regarding the Securities Act, or any other federal or state securities laws or regulations.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter is limited to the specific legal matters expressly set forth herein and is limited to present statutes, regulations and administrative and judicial interpretations. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or regulations.

Very truly yours,

KANE KESSLER, P.C.

By:	/s/ Kane Kessler, P.C.

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